Exhibit 10.4

SIGMA-ALDRICH CORPORATION
2003 LONG-TERM INCENTIVE PLAN (As Amended)
NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made as of September 3, 2013 by and between Sigma-Aldrich Corporation (the “Company”) and Rakesh Sachdev (the “Awardee”).
WHEREAS, the Board of Directors of the Company has adopted and the shareholders of the Company have approved the Sigma-Aldrich Corporation 2003 Long-Term Incentive Plan, as amended (the “Plan”), pursuant to which Options may be acquired by employees of the Company and its affiliates in the future; and
WHEREAS, the Company desires to make an award to the Awardee of Non-Qualified Stock Options under the terms hereinafter set forth.
NOW, THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:
1.In accordance with and subject to all of the terms, provisions and conditions of the Plan, approved and adopted by the Board of Directors (the “Board”) and shareholders of the Company, and in accordance with and subject to the action relating to the Plan from time to time taken and authorized by the committee of directors appointed by the Board to administer the Plan (the “Committee”), including the rules from time to time promulgated by said Committee (copies of which are and will be maintained on file at the offices of the Secretary or Assistant Secretaries of the Company, subject to examination by any optionee holding options under the Plan), pursuant to action of the Committee, which action was taken on September 3, 2013 (the “Date of Award”), the Company has granted to the Awardee (who on the Date of Award is an employee of the Company or of an affiliate of the Company) the right and option to purchase from the Company 130,000 shares of the Company’s common stock, $1.00 par value per share (“Common Stock”), at and for the purchase price per share of $82.54, payable at the time of exercise of such option in cash or in the form of Common Stock previously acquired by the Awardee or a combination thereof. The option shall be a Non-Qualified Stock Option and not Incentive Stock Option within the meaning of the Plan and Section 422 of the Code.
2.    One-third of the option shall vest on the one-year anniversary of the Date of Award, one-third of the option shall vest on the two-year anniversary of the Date of Award and one-third of the option shall vest on the three-year anniversary of the Date of Award. The option may be exercised, and the Common Stock may be purchased, by the Awardee as a result of such exercise, after vesting but prior to the ten-year anniversary of the Date of Award (the “Expiration Date”), and subject to the limitations hereinafter set forth, namely:
(a)    Except as provided in Section 2(d) below, no part of the option may be exercised, and none of the optioned shares may be purchased, prior to the date or dates on which the option, or portion thereof, as applicable, becomes vested as set forth above. Thereafter, all or portions of the option may be exercised and shares may be purchased in the share amounts indicated during the exercise periods as set forth herein. Notwithstanding anything in the Plan to the contrary, the Non-Exercise Period referenced in the Plan shall not apply to this option except to the extent specifically so stated in this Agreement.
(b)    After the option, or portion thereof, as applicable, has vested, the shares underlying the vested portion of the option may be purchased as a whole at any time, or from time to time in part, by exercising the option until the Expiration Date.

(c)    At 5:00 P.M. (C.S.T.) on the Expiration Date, the right and option herein granted to purchase such shares in all events shall cease and terminate. Nothing in this Agreement shall be construed to permit the exercise of the option beyond the Expiration Date.
(d)    Except as provided below, the Awardee may not exercise the option unless at the time of exercise, the Awardee is an employee of the Company or of an affiliate of the Company, and has been in such employ continuously since the date of grant.
(1)    Termination of Employment – General
Except as provided in Section 2(d)(2) below, if the Awardee’s employment with the Company and every affiliate of the Company shall terminate for any reason, the Awardee’s right to exercise the unexercised portion of the option shall terminate and all rights hereunder shall cease.
(2)    Termination of Employment – Exceptions

(A)	By Termination without Cause or Resignation with Good Reason
If the Awardee’s employment with the Company and every affiliate of the Company shall have been involuntarily terminated by the Company and every affiliate without Cause (as defined herein) or if the Awardee resigns with Good Reason (as defined herein), the entire option shall become one hundred percent (100% ) vested and may be exercised by the Awardee at any time during a period of five (5) years after the date of such termination or resignation, in whole or in part. If the Awardee dies within such five (5) year period at a time when the Awardee is not an employee, agent or principal of a competitor of the Company or any affiliate (or when the Company has consented to such relationship with a competitor), the option, to the extent it remains outstanding, may be exercised at any time by a Successor prior to the expiration of such five (5) year period after termination or resignation during which the Awardee could have exercised the option had the Awardee survived.
The terms “Cause” and “Good Reason” shall have the meanings given such terms in the Amended and Restated Executive Employment Agreement by and between the Company and the Awardee, executed on September 3, 2013 to be effective January 1, 2014.
(B)    By Death or Permanent and Total Disability
If the Awardee dies or suffers a Disability while in the employ of the Company or any affiliate, the option shall be one hundred percent (100%) vested and may be exercised by the Awardee or by a Successor at any time during the three (3) year period after the date of such death or Disability for the total number of shares subject to the Awardee’s options, provided that if death or Disability occurs after Awardee has attained the minimum age to qualify for Retirement, the option may be exercised at any time during the five (5) year period after the date of such death or Disability. If the Awardee dies during the post-Disability exercise period specified in the preceding sentence, the option, to the extent it remains outstanding, may be exercised at any time by a Successor during the remainder of the period during which the Awardee could have exercised such option had the Awardee survived.
(C)    By Retirement
If the Awardee’s employment with the Company and every affiliate of the Company shall have been terminated by the Awardee for Retirement, the entire option shall become one hundred percent (100%) vested and may be exercised by the Awardee at any time during a period of five (5) years after the date of such Retirement, in whole or in part. If the Awardee dies within such five (5) year period at a time when the Awardee is not an employee, agent or principal of a competitor of the Company or any affiliate (or when the Company has consented to such relationship with a competitor), the option, to the extent it remains outstanding, may be exercised at any time by a Successor prior to the expiration of such five (5) year period after Retirement during which the Awardee could have exercised the option had the Awardee survived.

(D)    By Termination for Cause or Resignation without Good Reason
If the Awardee’s employment is terminated by the Company and every affiliate for Cause or the Awardee resigns without Good Reason (prior to the Awardee meeting the requirements for Retirement (as defined herein)), any unexercised portion of the option, whether or not vested, shall terminate immediately with the Awardee’s termination or resignation.
(E)    Certain Corporate Transactions
Upon the occurrence of a Change in Control, the entire option shall become vested and exercisable, and the shares may be purchased at any time by exercising this option in accordance with all other terms and conditions hereof, without regard to Section 6(g)(i) of the Plan. Any unexercised portion shall terminate immediately if and when the Awardee becomes an employee, agent or principal of a competitor of the Company, or of any affiliate of the Company, without the consent of the Company. Notwithstanding anything herein or in the Plan to the contrary, Section 6(f)(i)(H) of the Plan shall not apply to this option; except that, this option shall not be affected by any change in employment responsibilities so long as the Awardee continues to be an employee of the Company or an affiliate thereof.
3.    This option may be exercised in such form and manner and otherwise pursuant to such procedures as may be established by the Company from time to time. The Company has the right to require payment of any taxes before issuing to the Awardee any stock under the option and will deduct any required minimum taxes from any payment of any kind due to the Awardee. The Committee may permit the Awardee to satisfy withholding obligations by delivering previously owned shares or by electing to have shares withheld to meet the statutory required minimum withholding requirements.
4.    This option shall not be transferred by the Awardee otherwise than by will or the laws of descent and distribution, nor may the Awardee pledge, hypothecate or otherwise create any lien thereupon. During the lifetime of the Awardee, the option shall be exercisable only by the Awardee or, if he or she is legally incompetent, by his or her legal representative.
5.    The option hereby incorporates by reference the terms and conditions of the Plan, and the option is issued to and received by the Awardee subject to all such terms and conditions. In the event of any conflict or inconsistency between the provisions of Section 6(f) of the Plan and this Agreement, the provisions of this Agreement shall control. In the event of any conflict or inconsistency between any other provisions of the Plan and this Agreement, the provisions of the Plan shall control, except to the extent specifically contemplated otherwise herein. Notwithstanding anything herein or in the Plan to the contrary, the option is subject to the Company’s Financial Restatement Policy as amended from time to time.
6.    To the extent not specifically defined in this Agreement all capitalized terms used in this Agreement will have the same meanings ascribed to them in the Plan. By execution of this Agreement, the Awardee acknowledges receipt of a copy of the Plan.
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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf, and the Awardee has signed this Agreement to evidence the Awardee’s acceptance of the terms hereof, all as of the date first above written.
SIGMA-ALDRICH CORPORATION

By: /s/ Barrett Toan
Barrett Toan, Chairman of the Board of Directors

AWARDEE

/s/ Rakesh Sachdev
Rakesh Sachdev

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